UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2014

ADEPT TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-27122 (Commission file number)	94-2900635 (I.R.S. Employer Identification Number)

5960 Inglewood Drive Pleasanton, CA (Address of principal executive offices)	94588 (Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (925) 245-3400

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Adoption of Management Incentive Plan

On June 26, 2014, the Board of Directors (the “Board”) of Adept Technology, Inc. (“Adept” or the “Company”) approved the adoption of the Management Incentive Plan (the “Incentive Plan”) which provides for potential quarterly and annual performance-based cash compensation for the Company’s executive officers and other key employees.  The actual performance goals, both corporate and individual, under the Incentive Plan are to be set by the Compensation Committee of the Board for each fiscal year at its discretion.  The amount of cash compensation potentially payable under the Incentive Plan for the applicable fiscal year will be determined based upon (a) the Company’s achievement of corporate objectives related to specified levels of financial metrics for each quarter of the applicable fiscal year, the entirety of the applicable fiscal year, or both, and (b) each participant’s achievement of individual performance objectives in such quarters or over the applicable fiscal year. Awards will be paid under the Incentive Plan contingent upon the applicable corporate and individual performance objectives being met.

The foregoing description of the Incentive Plan is qualified in its entirety by reference to the full text of such compensation plan, which will be filed with the Company’s Annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEPT TECHNOLOGY, INC.

Date: July 2, 2014	By:	/s/ Seth Halio
Seth Halio Chief Financial Officer